EXHIBIT 23.2
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-210500) pertaining to the Amended and Restated 1998 Stock Incentive Plan and Amended and Restated Non-Employee Director Stock Incentive Plan of Tejon Ranch Co.,

(2)	Registration Statement (Form S-8 No. 333-152804) pertaining to the Amended and Restated 1998 Stock Incentive Plan of Tejon Ranch Co.,
(3)	Registration Statement (Form S-8 No. 333-68869) pertaining to the 1998 Stock Incentive Plan and Non-Employee Director Stock Incentive Plan of Tejon Ranch Co.,
(4)	Registration Statement (Form S-8 No. 333-70128) pertaining to the 1998 Stock Incentive Plan of Tejon Ranch Co.,
(5)	Registration Statement (Form S-8 No. 333-113887) pertaining to the Tejon Ranch Nonqualified Deferred Compensation Plan of Tejon Ranch Co., and
(6)	Registration Statement (Form S-3 No. 333-231032) of Tejon Ranch Co.;
of our report dated March 1, 2019, with respect to the consolidated financial statements of Tejon Ranch Co. and Subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2019.
/s/ Ernst & Young LLP
Los Angeles, California
March 10, 2020